UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company  [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2018, Energy Fuels Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) by and among the Company and Liviakis Financial Communications, Inc. (the “Consultant”), effective October 1, 2017.

Under the Consulting Agreement, the Consultant will provide investor communications and financial public relations services with existing and prospective shareholders, brokers, dealers and other investment professionals relating to the Company’s current and proposed activities, and consult with the Company’s management concerning such activities.

The initial term (the “Initial Term”) of the Consulting Agreement is from October 1, 2017 to September 30, 2018. The term of the Consulting Agreement may be extended at the end of the Initial Term and thereafter on a yearly basis for up to an additional three years after the end of the Initial Term, by the mutual agreement of the parties. The Consulting Agreement may be cancelled by the Company at the end of any calendar quarter.

The fees payable to the Consultant are $120,000 per calendar quarter, payable in arrears at the end of each quarter for services performed during the quarter. Subject to approval of the Consulting Agreement by the Shareholders of the Company at the Company’s Annual and Special Meeting of Shareholders currently scheduled to be held on May 30, 2018 (the “Meeting”), the fees will be payable in Common Shares of the Company (“Common Shares”). During the Initial Term, all Common Shares will be issued at the price of US$1.9395 per share (the “Initial Term Share Price”), which is the volume weighted average trading price of the Common Shares on the NYSE American for the 5 trading days ending on and including December 18, 2017 (the day before the December 19, 2017 Board meeting at which the Consulting Agreement was authorized to be entered into). All fees earned from October 1, 2017 through the date of the Meeting will be accrued and will not have been paid at the time of the Meeting. If the Shareholders of the Company approve the Consulting Agreement at the Meeting, all accrued fees up to the date of the Meeting will be paid at that time in Common Shares at the Initial Term Share Price of US$1.9395 per share. If the shareholders of the Company do not approve the Consulting Agreement at the Meeting, then all accrued fees up to the date of the Meeting will be paid in cash in an amount equal to 80% of the product of the number of Common Shares that would otherwise have been issued under the Consulting Agreement up to that time multiplied by the volume weighed average price of the Common Shares on the NYSE American for the five trading days ending on the day before the Meeting, and all other fees payable under the Consulting Agreement after the date of the Meeting will be paid in cash.

The parties will agree to the annual compensation for each one-year term extension, if any, and the Common Shares issuable during any such one-year extension period will be re-priced based on the volume weighted average price of the Common Shares on the NYSE American for the 5 trading days ending on the day prior to the beginning of the extended term, provided that the number of shares issued under the Consulting Agreement for the Initial Term and for all extended terms shall not exceed 900,000 Common Shares in total without further shareholder approval.

The Consulting Agreement is considered a security-based compensation arrangement under Toronto Stock Exchange rules, and the issuance of Common Shares thereunder must be approved by the Company’s shareholders at the Meeting.

The foregoing description of the Consulting Agreement and related fees is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The Common Shares to be issued pursuant to the Consulting Agreement have not been registered under the U.S. Securities Act of 1933, as amended, (the “U.S. Securities Act”) or any state securities laws of any state of the United States and are “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act. The Common Shares will be issued to the Consultant pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D under the U.S. Securities Act and/or Section 4(a)(2) of the U.S. Securities Act.

The Consulting Agreement is described in Item 1.01 of this Current Report on Form 8-K and such disclosure is incorporated into this Item 3.02.

Item 9.01 - Financial Statements and Exhibits

Exhibit	Description
1.1	Consulting Agreement, dated March 29, 2018, by and between Energy Fuels Inc. and Liviakis Financial Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: April 3, 2018	By: /s/ David C. Frydenlund
David C. Frydenlund
Chief Financial Officer, General Counsel
and Corporate Secretary